REGISTRATION RIGHTS AGREEMENT

                                  by and among

                         LEVITZ FURNITURE INCORPORATED

                                      and

                             The Entities Listed on
                           the Signature Pages Hereof






                            Dated as of July 1, 1996

                               TABLE OF CONTENTS



      Section                                                       Page

         1.   Definitions.........................................   2

         2.   Registration Under the Securities Act...............   5

              (a)  Required Registration..........................   5
              (b)  Incidental Registration........................   9
              (c)  Expenses.......................................  12
              (d)  Effective Registration Statement; Suspension...  12
              (e)  Selection of Underwriters......................  13

         3.   Holdback Arrangements...............................  13

              (a)  Restrictions on Public Sale by
                     Holders of Registrable Securities............  13
              (b)  Restrictions on Public Sale by the Company.....  14

         4.   Registration Procedures.............................  15

         5.   Indemnification; Contribution.......................  21

              (a)  Indemnification by the Company.................  21
              (b)  Indemnification by Holders.....................  22
              (c)  Conduct of Indemnification Proceedings.........  23
              (d)  Contribution...................................  24

         6.   Miscellaneous.......................................  25

              (a)  No Inconsistent Agreements.....................  25
              (b)  Amendments and Waivers.........................  27
              (c)  Notices........................................  27
              (d)  Successors and Assigns.........................  27
              (e)  Recapitalizations, Exchanges, etc., Affecting
                     Registrable Securities.......................  28
              (f)  Counterparts...................................  28
              (g)  Descriptive Headings, Etc......................  28
              (h)  Severability...................................  29
              (i)  Governing Law..................................  29
              (j)  Specific Performance...........................  29
              (k)  Entire Agreement...............................  29









                                      (i)







                   REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of July 1, 1996, by and among (i) LEVITZ FURNITURE INCORPORATED, a Delaware corporation (the "Company"); (ii) Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (U.K.) Partners III, L.P. (each, an "Apollo Entity" and collectively, "Apollo"); and (iii) Court Square Capital Limited (formerly known as Citicorp Capital Investors, Ltd.) ("Citicorp"), each Apollo Entity and Citicorp, along with their respective Affiliates and succes-sors who from and after the date hereof acquire or are other-wise the transferee of any Registrable Securities (as herein-after defined), being hereinafter referred to as an "Initial Holder"); and (iv) any other Person that shall from and after the date hereof acquire or otherwise be the transferee of any Registrable Securities and who shall be a Permitted Trans-feree (as hereinafter defined) of an Initial Holder (herein referred to collectively as the "Holders" and individually as a "Holder").

                   WHEREAS, in connection with a certain Credit Agree-ment, dated of even date herewith, among Levitz Furniture Corporation, Levitz Furniture Company of the Midwest, Inc., Levitz Furniture Company of the Pacific, Inc., Levitz Furni-ture Company of Washington, Inc. and John M. Smyth Company as Borrowers, each of the financial institutions initially a signatory thereto, together with those assignees pursuant to
         Section 11.8 thereof, as Lenders, with Levitz Furniture Cor-poration as LFC Funds Administrator and BT Commercial Corpo-ration, as Agent (the "Credit Agreement"), Apollo and/or its Affiliates have agreed to provide financing to certain af-filiates of the Company (the "Financing");

                   WHEREAS, in consideration of its participation in the Financing, Apollo has received warrants to acquire shares of common stock of the Company (the "Warrants");

                   WHEREAS, in order to induce the Apollo to enter into the Credit Agreement, the Company has agreed to provide registration rights to Apollo on the terms and subject to the conditions provided herein; and

                   WHEREAS, in order to induce Citicorp to relinquish its rights under a certain Stockholders Agreement dated De-cember 15, 1986, among the Company, Citicorp and the other stockholders party thereto (the "Stockholders Agreement"), the Company has agreed to provide registration rights to Citicorp on the terms and subject to the conditions provided herein.

                   NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements contained







         herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                   Section 1.  Definitions.

                   (a) As used in this Agreement, the following terms shall have the following meanings:

                   "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                   "Beneficially owns", when used with respect to a Person in connection with such Person's ownership of Common Shares or Warrants to acquire Common Shares, shall mean that such Person is the "beneficial owner" (as such term is de-fined in Rules 13d-3 and 13d-5 under the Exchange Act) of such Common Shares or Warrants.

                   "Common Shares" shall mean shares of Common Stock, par value $.01 per share, of the Company.

                   "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                   "Credit Agreement" shall have the meaning set forth in the preamble.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                   "Financing" shall have the meaning set forth in the preamble.

                   "Holder" shall have the meaning set forth in the preamble.

                   "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to Section 2(b).

                   "Incidental Registration Statement" shall mean a registration statement of the Company, as provided in Section 2(b), which covers any of the Registrable Securities on an appropriate form in accordance with the Securities Act and all amendments and supplements to such registration state-ment, including post-effective amendments, in each case in-cluding the Prospectus contained therein, all exhibits there-to and all material incorporated by reference therein.










                   "Initial Holder" shall have the meaning set forth in the preamble.

                   "Majority Holders" shall mean Holders of Common Shares representing in the aggregate a majority of the aggre-gate number of outstanding Common Shares beneficially owned by Holders or, if applicable, a majority of the aggregate number of outstanding Common Shares beneficially owned by any class of Holders.

                   "NYSE" shall mean the New York Stock Exchange.

                   "NASD" shall mean the National Association of Secu-rities Dealers, Inc.

                   "NASDAQ" shall mean the NASDAQ Stock Market of the NASD.

                   "Permitted Transferee" shall mean any Person which would be a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

                   "Person" shall mean any individual, limited or gen-eral partnership, corporation, trust, joint venture, associa-tion, joint stock company, limited liability company or unin-corporated organization.

                   "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary Prospec-tus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, in-cluding post-effective amendments, and in each case including all material incorporated by reference therein.

                   "Registrable Securities" shall mean Warrants or Common Shares beneficially owned by any Holder, but shall not include any Warrant or Common Share (i) which has been ef-fectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering such se-curity or (ii) which has been distributed to the public pur-suant to Rule 144 under the Securities Act.

                   "Registration Expenses" shall mean any and all ex-penses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NYSE, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with










         state securities or blue sky laws and compliance with the rules of the NYSE or any stock exchange (including reasonable fees and disbursements of counsel in connection such compli-ance and the preparation of a Blue Sky Memorandum and legal investment survey), (iii) all expenses of any Persons in pre-paring or assisting in preparing, printing, distributing, mailing and delivering any Registration Statement, any Pro-spectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of and compliance with this Agreement, (iv) the reasonable fees and disburse-ments of (x) counsel for the Company, (y) one counsel for Citicorp and one counsel for Apollo or, if Citicorp and Apollo are not participating in a particular registration, one (but not more than one) counsel for all of the Holders in connection with such registration and (z) the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the fees and expenses of any trustee, transfer agent, registrar, escrow agent or custo-dian, (vi) the fees and expenses of any special experts or other persons retained by the Company in connection with any Registration Statement, (vii) the expenses incurred in con-nection with making road show presentations and holding meet-ings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, and (viii) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties); provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of any of the Registrable Securities.

                   "Registration Statement" shall mean any registra-tion statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                   "Required Registration" shall mean a registration required to be effected pursuant to Section 2(a).

                   "Required Registration Statement" shall mean a Reg-istration Statement which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(a) on an appropriate form (in accordance with Section 4(a) hereof) pursuant to the Securities Act, and










         which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and all amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                   "SEC" shall mean the Securities and Exchange Com-mission.

                   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                   "Stockholders Agreement" shall have the meaning set forth in the preamble.

                   "Underwriter" shall have the meaning set forth in
         Section 5(a).

                   "Underwritten Offering" shall mean a sale of secu-rities of the Company to an Underwriter or Underwriters for reoffering to the public.

                   "Warrants" shall mean the warrants issued to Apollo in connection with the Financing, as described in the Credit Agreement, together with any additional warrants issued in accordance with the terms thereof.

                   Section 2.  Registration Under the Securities Act.

                   (a)  Required Registration.

                   (i) Right to Require Registration. At any time prior to the sixth anniversary of the execution of the Credit Agreement, any of the Apollo Entities and their Permitted Transferees, on the one hand, and Citicorp and its Permitted Transferees, on the other hand, shall have the right to re-quest in writing (a "Request") (which request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof) that the Company register such Holders' Registrable Securities by filing with the SEC a Required Registration Statement. Upon the receipt of such a Request, the Company will, by the fifth business day thereafter, give written notice of such re-quested registration to all Holders of Registrable Securi-ties, and, as soon as practicable after the receipt of such a Request by the Company, the Company will cause to be filed with the SEC a Required Registration Statement covering the











         Registrable Securities which the Company has been so request-ed to register in such Request and all other Registrable Se-curities which the Company has been requested to register by Holders thereof other than the Holder initiating the Request by written request given to the Company within nine business days after the giving of such written notice by the Company, providing for the registration under the Securities Act of the Registrable Securities which the Company has been so re-quested to register by all such Holders, to the extent neces-sary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of distribution thereof specified in such Request or further requests, and shall use its best efforts to have such Re-quired Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Required Registration Statement continuously effective for a period of at least 60 calendar days following the date on which such Required Registration Statement is declared effective (or such shorter period which will terminate when all of the Reg-istrable Securities covered by such Required Registration Statement have been sold pursuant thereto), including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Required Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or other-wise supplementing or amending the Required Registration Statement, if required by the rules, regulations or instruc-tions applicable to the registration form used by the Company for such Required Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder. Notwithstanding the provisions of the preceding sentence, (A) the Company shall, on one occasion, if any Apollo Entity so requests, have the Required Registration Statement declared effective by the SEC and keep such Required Registration Statement continuously effective for a period of not less than 360 calendar days and
         (B) the Company shall, on one occasion, if Citicorp so re-quests, have the Required Registration Statement declared ef-fective by the SEC and keep such Required Registration State-ment continuously effective for a period of not less than 360 calendar days. Notwithstanding the foregoing, the Company shall not be required to file a registration statement pursu-ant to this Section 2(a) unless Registrable Securities having an expected market value of at least $1,500,000 are to be registered.

                   The Company shall not be required to effect, pur-suant to this Section 2(a), more than six registrations in the aggregate, of which not more than three Requests for a Required Registration shall be initiated by Apollo and its










         Permitted Transferees and of which not more than three Re-quests for a Required Registration shall be initiated by Citicorp and its Permitted Transferees.

                   A Request may be withdrawn prior to the filing of the Required Registration Statement by the Holder which made such Request (a "Withdrawn Request") and a Required Registra-tion Statement may be withdrawn prior to the effectiveness thereof by the Holders of a majority of the Registrable Secu-rities included therein (a "Withdrawn Required Registra-tion"), and, in either such event, such withdrawal shall be treated as a Required Registration which shall have been ef-fected pursuant to the immediately preceding paragraph, un-less the applicable Holder or Holders reimburse the Company for its reasonable out of pocket expenses relating to the preparation and filing of such Required Registration State-ment (to the extent actually incurred).

                   No Holder shall, without the Company's consent, be entitled to deliver a Request for a Required Registration af-ter the completion of the initial Required Registration if less than 150 calendar days have elapsed since (A) the last day that a prior Required Registration Statement remained ef-fective (or, if earlier, the day on which the last of the Registrable Securities covered by the Required Registration Statement were sold) or (B) the date of withdrawal of a With-drawn Required Registration.

                   Notwithstanding the foregoing, the Company may de-lay the filing of a registration statement required pursuant to this Section 2(a) only if the Board of Directors of the Company determines that such action is in the best interests of the Company's stockholders and only for a period not to exceed 45 days (a "Blackout Period"); provided that after any initial Blackout Period the Company may not invoke a subse-quent Blackout Period until 6 months elapse from the end of any previous Blackout Period and the number of days in each Blackout Period shall be deemed to effect a day-for-day ex-tension of the six-year period referred to in the first sen-tence of this Section 2(a) and the first sentence of Section 2(b) and the three- and two-year periods referred to in the proviso to the first sentence of Section 6(a).

                   The registration rights granted pursuant to the provisions of this Section 2(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2. Notwithstanding the foregoing, (a) the Apollo Entities and their Permitted Transferees shall cease to have the Required Registration rights set forth in this
         Section 2(a) if the Apollo Entities and their Permitted










         Transferees beneficially own in the aggregate fewer than 500,000 Warrants and/or Common Shares and (b) Citicorp and its Permitted Transferees shall cease to have the Required Registration rights set forth in this Section 2(a) if Citi-corp and its Permitted Transferees beneficially own in the aggregate fewer than 500,000 Warrants and/or Common Shares, in each case as the same may be adjusted as a result of any stock split, stock dividend, recapitalization or similar event.

                   (ii) Priority in Required Registrations. If a Re-quired Registration pursuant to this Section 2(a) involves an Underwritten Offering, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwrit-ten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date 5 business days prior to the date then scheduled for such of-fering that, in its opinion, the amount of Registrable Secu-rities requested to be included in such Required Registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the Registrable Secu-rities being offered, the Company will include in such Re-quired Registration only the amount of Registrable Securities that the Company is so advised can be sold in such offering; provided, however, that the Company shall be required to in-clude in such Required Registration first, all Registrable Securities requested to be included in the Required Registra-tion by the Holders and, to the extent not all such Regis-trable Securities can be included in such Required Registra-tion, the number of Registrable Securities to be included shall be allocated pro rata on the basis of the aggregate number of Warrants and Common Shares beneficially owned at that time by all the Holders requesting to participate in the Required Registration or on such other basis as shall be agreed among the Holders, by agreement of the Majority Hold-ers within each class of Holders which are affected thereby; second, if all Registrable Securities requested to be in-cluded in the Required Registration by the Holders can be so included, the holders of all other securities requesting, in accordance with any registration rights which are granted in compliance with Section 6(a), to be included in such Required Registration which are of the same class as the Registrable Securities and, to the extent not all such securities can be included in such Required Registration, the number of securi-ties to be included shall be allocated pro rata among the holders thereof requesting inclusion in such Required Regis-tration on the basis of the number of securities requested to be included by all such holders; and third, all Registrable Securities required to be included in such Required Registra-tion by the Company. In the event the Company will not, by










         virtue of this paragraph, include in any Required Registra-tion all of the Registrable Securities of any Holder re-quested to be included in such Required Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it de-sires to have included in such Required Registration, where-upon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so re-ducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Re-quired Registration.

                   (b)  Incidental Registration.

                   (i) Right to Include Registrable Securities. If at any time prior to the sixth anniversary of the execution of this Agreement (subject to extension in accordance with the penultimate paragraph of Section 2(a)(i) and Section 3(a)) the Company proposes to register any of its Common Shares under the Securities Act (other than (A) any regis-tration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend rein-vestment plan or (y) in any acquisition by the Company, or
         (B) pursuant to Section 2(a) hereof), either in connection with a primary offering for cash for the account of the Com-pany or a secondary offering, the Company will, each time it intends to effect such a registration, give written notice to all Holders of Registrable Securities at least 10 business days prior to the initial filing of a Registration Statement with the SEC pertaining thereto, informing such Holders of its intent to file such Registration Statement and of the Holders' rights to request the registration of the Regis-trable Securities held by the Holders under this Section 2(b) (the "Company Notice"). Upon the written request of any Holder made within seven business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and, un-less the applicable registration is intended to effect a pri-mary offering of Common Shares for cash for the account of the Company, the intended method of distribution thereof), the Company will use all reasonable efforts to effect the registration under the Securities Act of all Registrable Se-curities which the Company has been so requested to register by such Holders to the extent required to permit the disposi-tion (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company's intended method of










         distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Inci-dental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any secu-rities and prior to the effective date of the Incidental Reg-istration Statement filed in connection with such registra-tion, the Company shall determine for any reason not to reg-ister or to delay registration of such securities, the Com-pany may, at its election, give written notice of such deter-mination to each Holder of Registrable Securities and, there-upon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be relieved of its obligation to register any Registrable Se-curities requested to be included in such Incidental Regis-tration Statement unless the Holders elect to continue such registration as a Required Registration.

                   The registration rights granted pursuant to the provisions of this Section 2(b) shall be in addition to the registration rights granted pursuant to the other provisions of this Section.

                   (ii) Priority in Incidental Registrations. If a registration pursuant to this Section 2(b) involves an Under-written Offering of the securities so being registered, whe-ther or not for sale for the account of the Company, and the sole Underwriter or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder of Registrable Securities requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such reg-istration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Com-pany will include in such registration first, (x) in the case










         of a sale for the account of the Company, all the securities entitled to be sold pursuant to such Incidental Registration Statement without reference to the incidental registration rights of any holder (including Holders), and (y) in the case of a sale other than for the account of the Company, all of the securities requested to be sold pursuant to such regis-tration statement by (A) the holder who causes the Company to file such registration statement and (B) any Registrable Se-curities requested to be included in such registration by Holders, including with reference to the incidental registra-tion rights of any Holder and any holder (other than Citi-corp) whose registration rights were granted pursuant to the Stockholders Agreement ("Prior Holders"), but without refer-ence to the incidental registration rights of any other holder, in each case allocated, if necessary, pro rata among the holders thereof requesting such registration on the basis of the number of the securities beneficially owned at the time by the holders requesting inclusion of their securities; second, (x) in the case of a sale for the account of the Com-pany, the amount of other securities (including Registrable Securities) requested by Holders or Prior Holders to be in-cluded in such registration that the Company is so advised can be sold in (or during the time of) such offering, al-located, if necessary, pro rata among such Holders and Prior Holders thereof requesting such registration on the basis of the number of the securities (including Registrable Securi-ties) beneficially owned at the time by such Holders and Prior Holders requesting inclusion of their securities, and
         (y) in the case of a sale other than for the account of the Company, the amount of other securities requested to be in-cluded by the Company for its own account in such registra-tion that the Company is so advised can be sold in (or during the time of) such offering; and third, in all cases, the amount of other securities requested to be included in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated, if neces-sary, pro rata among the holders thereof requesting such reg-istration on the basis of the number of the securities ben-eficially owned at the time by the holders requesting inclu-sion of their securities; provided, however, that in the event the Company will not, by virtue of this paragraph, in-clude in any such registration all of the Registrable Securi-ties of any Holder requested to be included in such registra-tion, such Holder may, upon written notice to the Company given within three days of the time such Holder first is no-tified of such matter, reduce the amount of Registrable Secu-rities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the










         amount of Registrable Securities to be included in such reg-istration.

                   (c) Expenses. The Company agrees to pay all Reg-istration Expenses in connection with (i) each of six regis-trations requested pursuant to Section 2(a) and (ii) each registration as to which Holders request inclusion of Regis-trable Securities pursuant to Section 2(b). Each Holder shall pay all discounts and commissions payable to underwrit-ers, selling brokers, managers or other similar Persons re-lated to the sale or disposition of such Holder's Registrable Securities pursuant to any registration pursuant to this Sec-tion.

                   (d) Effective Registration Statement; Suspension. Subject to the third paragraph of Section 2(a)(i), a Regis-tration Statement pursuant to Section 2(a) will not be deemed to have become effective (and the related registration will not be deemed to have been effected) unless it has been de-clared effective by the SEC prior to a request by the Holders of a majority of the Registrable Securities included in such registration that such Registration Statement be withdrawn; provided, however, that if, after it has been declared effec-tive, the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective and the related registration will not be deemed to have been ef-fected.

                   Any period during which the Company fails to keep any Required Registration Statement effective and usable for resale of Registrable Securities shall be referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Company gives notice that any Required Registration Statement is no longer effective or us-able for resale of Registrable Securities and shall continue until and including the date when each Holder of Registrable Securities covered by such Required Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 4(j) or is advised in writing by the Company that the use of the Prospectus may be resumed. In the event of one or more Suspension Periods, the applicable time period referenced in the first paragraph of
         Section 2(a)(i) shall be extended by the number of days in-cluded in each such Suspension Period, and, in the event any Suspension Period occurs sooner than 30 days after the end of the previous Suspension Period or 30 days after the initial effectiveness of any Required Registration Statement, none of










         the days between such Suspension Periods or prior to such Suspension Period shall be included in computing such ap-plicable time period.

                   (e) Selection of Underwriters. At any time or from time to time, the Holders of a majority of the Regis-trable Securities covered by a Required Registration State-ment may elect to have such Registrable Securities sold in an Underwritten Offering and may select the investment banker or investment bankers and manager or managers that will serve as lead managing Underwriter or sole Underwriter with respect to the offering of such Registrable Securities as long as such Underwriter or Underwriters are reasonably acceptable to the Company. No Holder may participate in any Underwritten Of-fering hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, custody agreements, in-demnities, underwriting agreements and other documents re-quired under the terms of such Underwritten Offering.

                   Section 3.  Holdback Arrangements.

                   (a) Restrictions on Public Sale by Holders of Reg-istrable Securities. (i) Each Holder of Registrable Securi-ties agrees, if the applicable offering is a primary Under-written Offering of Common Shares for cash for the account of the Company as to which such Holder is eligible to partici-pate pursuant to Section 2(b), the requirements of the imme-diately following sentence are satisfied, and the sole Under-writer or lead managing Underwriter in such Offering so re-quests, not to effect any public sale or distribution of Reg-istrable Securities (including any sales pursuant to Rule 144 under the Securities Act) during the period commencing on the date such Holder receives the Company Notice pursuant to Sec-tion 2(b) and continuing until 90 days after the effective date of the Registration Statement or any shorter period which the sole or lead managing Underwriter shall request (except to the extent permitted for sales of such Holder's Registrable Securities pursuant to the Registration State-
         ment). The Holders shall not be obligated to agree to the restrictions set forth in this Section 3(a)(i) (A) unless the registration statement for the offering by the Company is filed with the SEC within 20 calendar days after giving the Company Notice and relates to a primary offering for cash of Common Shares for net proceeds of at least $15 million for the account of the Company (based upon the closing price of the Common Shares in the principal trading market therefor as











         of the close of trading on the trading date immediately pre-ceding the date of the Company Notice with respect to such offering), the Company uses all reasonable efforts to have such registration statement declared effective by the SEC as soon as practicable after filing and such registration state-ment is declared effective no later than the 90th calendar day after giving the Company Notice, (B) unless at least 180 calendar days have elapsed since the expiration or termina-tion of the Holders' agreement pursuant to this Section 3(a)(i) with respect to any prior Company registration to which the restrictions of this Section 3(a)(i) apply (except in the case of the initial such Company registration) and (C) unless the Holders continue to own in the aggregate more than 5% of the outstanding Common Shares. The period of time dur-ing which any agreement provided by this Section 3(a)(i) is in effect shall be deemed to effect a day-for-day extension of the six-year period referred to in the first sentence of
         Section 2(a) and the first sentence of Section 2(b) and the three- and two-year periods referred to in the proviso to the first sentence of Section 6(a).

                   (ii) Each Holder of Registrable Securities agrees with each other Holder, if the applicable offering is a Re-quired Registration for an Underwritten Offering and the sole Underwriter or lead managing Underwriter so requests, not to effect any public sale or distribution of Registrable Securi-ties (including any sales pursuant to Rule 144 under the Se-curities Act) during the period commencing on the date the Company receives a Request from a Holder and continuing until 90 days after the commencement of the Underwritten Offering or any shorter period which the sole or lead managing Under-writer shall request, except for sale of such Holder's Regis-trable Securities pursuant to the applicable Required Regis-tration Statement.

                   (b) Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribu-tion (other than public sales or distributions solely by and for the account of the Company of securities issued pursuant to any employee benefit or similar plan or any dividend rein-vestment plan) of any securities during the period commencing on the date the Company receives a Request from a Holder and continuing until 90 days after the commencement of an Under-written Offering, if requested by the sole Underwriter or lead managing Underwriter in such Underwritten Offering, or for such shorter period as the sole or lead managing Under-writer shall request, provided, however, that the Company shall not be required to comply with this Section 3(b) on more than one occasion in any 12-month period.











                   Section 4.  Registration Procedures.

                   In connection with the obligations of the Company pursuant to Section 2, the Company shall use all reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in ac-cordance with their intended method or methods of distribu-tion, and the Company shall:

                   (a) (i) prepare and file a Registration Statement with the SEC which (x) shall be on Form S-3 (or any successor to such form), if available, or a form selected by the re-questing Holders for which the Company qualifies and which the Company approves (such approval not to be unreasonably withheld), (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (z) shall comply as to form with the require-ments of the applicable form and include all financial state-ments required by the SEC to be filed therewith and all other information reasonably requested by the lead managing Under-writer or sole Underwriter, if applicable, to be included therein, (ii) use all reasonable efforts to cause such Reg-istration Statement to become effective and remain effective in accordance with Section 2, (iii) use all reasonable ef-forts to not take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of Registrable Se-curities during the period that such Registration Statement is required to be effective and usable, and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and
         (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                   (b) subject to paragraph (j) of this Section 4, prepare and file with the SEC such amendments and post-effec-tive amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Secu-rities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period










         in accordance with the intended method or methods of distri-bution by the selling Holders thereof, as set forth in such registration statement;

                   (c) furnish to each Holder of Registrable Securi-ties and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many cop-ies of each Prospectus, including each preliminary Prospec-tus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably re-quest in order to facilitate the public sale or other dispo-sition of the Registrable Securities; the Company hereby con-sents to the use of the Prospectus, including each prelimi-nary Prospectus, by each Holder of Registrable Securities and each Underwriter of an Underwritten Offering of Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus (the Holders hereby agreeing not to make a broad public dissemination of a form of preliminary Prospectus which is designed to be a "quiet filing" without the Company's consent, such consent not to be withheld unrea-sonably);

                   (d) (i) use all reasonable efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the SEC, under all applicable state securities or blue sky laws of such jurisdictions as each Underwriter, if any, or any Holder of Registrable Securities covered by a Registra-tion Statement, shall reasonably request; (ii) use all rea-sonable efforts to keep each such registration or qualifi-cation effective during the period such Registration State-ment is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Underwriter, if any, and Holder to consummate the disposition in each such jurisdic-tion of such Registrable Securities owned by such Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

                   (e) notify each Holder of Registrable Securities promptly, and, if requested by such Holder, confirm such ad-vice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supple-ments thereto become effective, (ii) of the issuance by the










         SEC or any state securities authority of any stop order, in-junction or other order or requirement suspending the effec-tiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and war-ranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Com-pany receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or nec-essary to make the statements therein not misleading;

                   (f) furnish counsel for each such Underwriter, if any, and for the Holders of Registrable Securities copies of any comments received from or any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional in-formation;

                   (g) use all reasonable efforts to obtain the with-drawal of any order suspending the effectiveness of a Regis-tration Statement at the earliest possible time;

                   (h) upon request, furnish to the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effe-ctive amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                   (i) cooperate with the selling Holders of Regis-trable Securities and the sole Underwriter or lead managing Underwriter of an Underwritten Offering of Registrable Secu-rities, if any, to facilitate the timely preparation and de-livery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable












         such Registrable Securities to be in such denominations (con-sistent with the provisions of the governing documents there-
         of) and registered in such names as the selling Holders or the sole Underwriter or lead managing Underwriter of an Un-derwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

                   (j) upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use all reasonable ef-forts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (k) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and con-sistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connec-tion therewith:

                   (1) make such representations and warranties to the Holders of such Registrable Securities and the Un-derwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                   (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing Underwriter, if any, and the Majority Holders of the Registrable Securities being sold) ad-dressed to each selling Holder and the Underwriters, if any, covering the matters customarily covered in opi-nions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

                   (3) use best efforts to obtain "cold comfort" let-ters and updates thereof from the Company's independent certified public accountants addressed to the selling










              Holders of Registrable Securities, if permissible, and the Underwriters, if any, which letters shall be custom-ary in form and shall cover matters of the type custom-arily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

                   (4) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders and such representative of the selling Holders as the Majority Holders of the Reg-istrable Securities covered by any Registration State-ment relating to the Registration and providing for, among other things, the appointment of such representa-tive as agent for the selling Holders for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, war-ranties and covenants; and

                   (5) deliver such customary documents and certifi-cates as may be reasonably requested by the Majority Holders of the Registrable Securities being sold or by the managing Underwriters, if any.

         The above shall be done (i) at the effectiveness of such Reg-istration Statement (and each post-effective amendment there-to) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

                   (l) make available for inspection by representa-tives of the Holders of the Registrable Securities and any Underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or Underwriters (subject to the terms of cus-tomary confidentiality agreements, if any), all relevant fi-nancial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all informa-tion reasonably requested by any such representative, Under-writer, counsel or accountant in connection with a Registra-tion Statement;

                   (m) (i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supple-ment to a Prospectus, provide copies of such document to the Holders of Registrable Securities and to counsel to such Holders and to the Underwriter or Underwriters of an Under-written Offering of Registrable Securities, if any; fairly










         consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the Underwriter or the Underwriters may request and not file any such document in a form to which the Majority Hold-ers of any class of Registrable Securities being registered or any Underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably re-quested by the Holders of Registrable Securities being regis-tered or any Underwriter available for discussion of such document;

                  (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such Under-writer shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

                   (n) cause all Registrable Securities to be quali-fied for inclusion in or listed on the NYSE, the NASDAQ or any securities exchange or market on which securities of the same class issued by the Company are then so qualified or listed or eligible to be quoted if so requested by the Major-ity Holders of Registrable Securities covered by a Registra-tion Statement, or if so requested by the Underwriter or Un-derwriters of an Underwritten Offering of Registrable Securi-ties, if any;

                   (o) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, includ-ing making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                   (p) cooperate and assist in any filings required to be made with the NYSE, NASDAQ, NASD or any other exchange and in the performance of any due diligence investigation by any Underwriter in an Underwritten Offering and any Holder of Registrable Securities; and

                   (q) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be of-fered pursuant to this Agreement, including without limita-tion by making road show presentations, holding meetings with potential investors and taking such other actions as shall be reasonably requested by the Majority Holders of Registrable










         Securities covered by a Registration Statement or the lead managing Underwriter of an Underwritten Offering.

                   Each selling Holder of Registrable Securities as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obliga-tions with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder re-quired to be included in the Registration Statement, the own-ership of Registrable Securities by such Holder and the pro-posed distribution by such Holder of such Registrable Securi-ties as the Company may from time to time reasonably request in writing.

                   Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (e)(iv) of this Section, such Holder will forthwith discontinue disposition of Registrable Securi-ties pursuant to the affected Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (j) of this Sec-tion, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities which was current at the time of receipt of such notice.

                   Section 5.  Indemnification; Contribution.

                   (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Person who parti-cipates as an underwriter (any such Person being an "Under-writer"), each Holder and their respective partners, direc-tors, officers and employees and each Person, if any, who controls any Holder or Underwriter within the meaning of Sec-tion 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                    (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses what-soever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Regis-trable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or nec-essary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue










              statement of a material fact contained in any Prospec-tus, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the state-ments therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses what-soever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investiga-tion or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatso-ever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all reasonable expense what-soever, as incurred (including fees and disbursements of counsel), incurred in investigating, preparing or de-fending against any litigation, investigation or pro-ceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such un-true statement or omission, or any such alleged untrue statement or omission, to the extent that any such ex-pense is not paid under sub-paragraph (i) or (ii) above;

         provided, however, that this indemnity agreement does not ap-ply to any Holder or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue state-ment of a material fact contained in any Prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amend-ment or supplement thereto).

                   (b) Indemnification by Holders. (i) Each selling Holder severally agrees to indemnify and hold harmless the Company, each Underwriter and the other selling Holders, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement), and each Person, if any, who controls the Company, any Underwriter or any other selling










         Holder within the meaning of Section 15 of the Securities Act, against any and all losses, liabilities, claims, dam-ages, judgments and expenses described in the indemnity con-tained in paragraph (a) of this Section (provided that any settlement of the type described therein is effected with the written consent of such selling Holder), as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact contained in any Prospectus or the omissions, or alleged omissions therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not mislead-ing, in any such case made in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in such Registration State-ment (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

                   (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt no-tice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemni-fying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reason-able time after receipt of such notice, the indemnifying par-ty or parties may assume the defense of such action or pro-ceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and ap-proved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably with-held; provided, however, that, if such indemnified party or parties determine in good faith that a conflict of interest exists and that therefore it is advisable for such indemni-fied party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addi-tion to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indem-nifying party's or parties' expense. If an indemnifying party or parties is not so entitled to assume the defense of such action or does not assume such defense, after having re-ceived the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the










         reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indem-nified parties under this Agreement). No indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties, which consent shall not be unreasonably withheld. If an in-demnifying party is entitled to assume, and assumes, the de-fense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, ex-cept as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified par-ties incurred thereafter in connection with such action or proceeding.

                   (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to there-in, each applicable indemnifying party, in lieu of indemnify-ing such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable sell-ing Holders (including, in each case, that of their respec-tive officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable consider-ations. The relative fault of the Company on the one hand and of the liable selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omis-sion to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the selling Holders, on the other, and the parties' relative in-tent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabil-ities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section, any legal or other fees or expenses reasonably incurred by such party in











         connection with investigating or defending any action or claim.

                   (ii) The Company, and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding the provisions of this paragraph (d), in the case of distribu-tions to the public, an indemnifying Holder shall not be re-quired to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Holder and its affiliated indemni-fying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrep-resentation (within the meaning of Section 11(f) of the Secu-rities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                   (iii) For purposes of this Section, each Person, if any, who controls a Holder or an Underwriter within the meaning of Section 15 of the Securities Act (and their re-spective partners, directors, officers and employees) shall have the same rights to contribution as such Holder or Under-writer; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Per-son, if any, who controls the Company within the meaning of
         Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

                   Section 6.  Miscellaneous.

                   (a) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement which conflicts with the provisions of this Agree-ment or which grants registration or similar rights nor has the Company entered into any such agreement other than the Stockholders Agreement (under which agreement Citicorp has agreed to forego all of its rights); provided, however, that nothing in this sentence shall prohibit the Company from granting registration rights which are exercisable on or after the beginning of the thirty-first month following the execution of this Agreement to any Person (a "Third Party") who becomes an owner of Common Shares after the date hereof (including granting incidental registration rights with respect to any Registration Statement required to be filed or










         maintained hereunder) if, and only if, (i) any registration pursuant to the Third Party's registration rights permits the Holders of Registrable Securities to participate in any such registration on the terms set forth in Section 2(b), (ii) the Third Party's incidental registration rights with respect to any registration required to be effected pursuant hereto relate only to the Third Party's securities of the same class as those actually registered in any such registration hereunder, utilize the method of disposition utilized by the selling Holders and contain priority in registration provisions no more favorable to the Third Party who may seek to participate through its incidental registration rights in any registration initiated pursuant to Section 2(a) hereof or in any registration as to which the Holders may participate pursuant to Section 2(b) hereof than those incidental registration rights contained in Section 2(b)(ii) hereof with respect to holders of securities (other than the Holders) participating in any registration not initiated pursuant to this Agreement and (iii) require the Third Party to enter into the agreements provided for in Section 3(b) hereof on the terms and for the period applicable to the Company (including preventing sales pursuant to Rule 144 under the Securities Act) if requested by the sole Underwriter or lead managing Underwriter in an Underwritten Offering initiated by Holders of Registrable Securities pursuant to Section 2(a), so long as the Holders of Registrable Securities agree to en-ter into the agreements provided for in Section 3(a)(i) hereof if the Third Party shall initiate a required registra-tion of Common Shares for cash in an Underwritten Offering as to which the Holders are entitled to participate pursuant to
         Section 2(b) and if in connection therewith the sole Under-writer or the lead managing Underwriter shall request the Holders to enter into such agreements. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The Company represents and warrants that there are no other holders of registration rights relating to its securities other than (A) those rights granted to the Prior Holders pursuant to the Stockholders Agreement (which Prior Holders do not include Citicorp, which has agreed to forego its rights under the Stockholders Agreement) and (B) the registration rights applicable to the holders of warrants issued by the Company on March 25, 1996, which registration rights consist solely of an obligation on the part of the Company to file a shelf registration statement within 120 days of the issuance of such warrants and to cause such registration statement to become effective no later than six months following consummation of the exchange offer pursuant to which such warrants were issued (which registration statement the Holders will be able to utilize pursuant to Section 2(b) of this Agreement).










                   (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Majority Holders and, if any such amendment, modifica-tion, supplement, waiver or consent would adversely affect the rights of any Holder hereunder, the written consent of each class of Holders which is affected shall be obtained; provided, however, that nothing herein shall prohibit any amendment, modification, supplement, waiver or consent the effect of which is limited only to those Holders who have agreed to such amendment, modification, supplement, waiver or consent.

                   (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telex, telecopier, or any courier guaran-teeing overnight delivery (i) if to any Apollo Entity, to such Apollo Entity c/o Apollo Management, L.P., 38th Floor, 1301 Avenue of the Americas, New York, New York, 10019, At-tention: Mr. Joshua J. Harris, telecopier number (212) 461-4102, with a copy to David A. Katz, Esq., Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, telecopier number (212) 403-2000; (ii) if to Citicorp, to Court Square Capital Limited, 399 Park Avenue, 10th Floor, New York, New York, 10019; (iii) and if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this paragraph (c) and with respect to each Holder who becomes such after the date hereof, the address of such Holder in the stock or warrant records of the Company; or
         (iv) if to the Company at 6111 Broken Sound Parkway, N.W., Boca Raton, FL 33487-2799, telecopier number (407) 998-5615,
         Attention: General Counsel, and thereafter at such other ad-dress, notice of which is given in accordance with the pro-visions of this paragraph (c).

                   All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next busi-ness day if timely delivered to a courier guaranteeing over-night delivery. Notwithstanding the foregoing, nothing in this Section 6(c) is intended to enlarge the class of Persons which are Holders, as defined in the preamble of this Agree-ment, and thus entitled to the rights granted hereunder.

                   (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors,










         assigns and transferees of each of the parties, including, without the need for an express assignment, subsequent Hold-ers, provided that this agreement and the benefits and bur-dens hereunder may not be transferred by any Holder to any person or entity other than a Permitted Transferee. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to per-form all of the terms and provisions of this Agreement and to receive the benefits hereof. Notwithstanding the foregoing, nothing in this Section 6(d) is intended to enlarge the class of Persons which are Holders, as defined in the preamble of this Agreement, and thus entitled to the rights granted here-under. For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolida-tion, liquidation, dissolution, sale of substantially all of its assets, or similar transaction.

                   (e) Recapitalizations, Exchanges, etc., Affecting Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all securities or capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, com-bination, recapitalization, reclassification, merger, con-solidation or otherwise. Upon the occurrence of any of such events, Common Share amounts hereunder shall be appropriately adjusted if necessary.

                   (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

                   (g) Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms con-tained herein. Unless the context of this Agreement other-wise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular num-ber, respectively; (3) the words "hereof", "herein" and










         "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Sec-tion and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified;
         (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limita-tion," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transac-tions.

                   (h) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and en-forceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the par-ties hereto shall be enforceable to the fullest extent per-mitted by law.

                   (i) Governing Law. THIS AGREEMENT SHALL BE GOV-ERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

                   (j) Specific Performance. The parties hereto ac-knowledge that there would be no adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel spe-cific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                   (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement su-persedes all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.












                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first writ-ten above.

                           LEVITZ FURNITURE INCORPORATED


                           By: /s/ Edward P. Zimmer
                              Name: Edward P. Zimmer
                              Title: Vice President and
                                     General Counsel


                           APOLLO INVESTMENT FUND III, L.P.

                           By:  Apollo Advisors II, L.P.
                             Its General Partner
                           By:  Apollo Capital Management II, Inc.
                             Its General Partner


                           By: /s/ Joshua Harris
                              Name: Joshua Harris
                              Title:  Vice President


                           APOLLO OVERSEAS PARTNERS III, L.P.

                           By:  Apollo Advisors II, L.P.
                                Its Managing General Partner
                           By:  Apollo Capital Management II, Inc.
                                Its General Partner


                           By: /s/ Joshua Harris
                              Name: Joshua Harris
                              Title:  Vice President


                           APOLLO (U.K.) PARTNERS III, L.P.

                           By:  Apollo Advisors II, L.P.
                                Its Managing General Partner
                           By:  Apollo Capital Management II, Inc.
                                Its General Partner


                           By: /s/ Joshua Harris
                              Name: Joshua Harris
                              Title:  Vice President










                           COURT SQUARE CAPITAL LIMITED



                           By: /s/ RM Cashin
                              Name: RM Cashin
                              Title:   President














































                                      -31-